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                                                                    Exhibit 99.1

                     Web Site Agreement                        November 19, 1999


    THIS AGREEMENT made this 23rd. day of November 1999;

 BETWEEN:

                ACTFIT.com Inc.                        Telephone: (416) 977-2001
                11 Charlotte Street                          Fax: (416) 977-7353
                Toronto, Ontario
                Canada
                M5H 2145

                (hereinafter referred to as "ACTFIT")

                                                              OF THE FIRST PART;
                             - and -

                Doc-Talk, L.L.C.                       Telephone: (301) 855-8070
                8050 Southern Maryland Blvd.                 Fax: (410) 257-6381
                Owings,MD
                U.S.A.
                20736

                (hereinafter referred to as "DocTalk")

                                                             OF THE SECOND PART.

    WHEREAS the parties wish to make mutual use of their web sites during the term of this Agreement;

    AND WHEREAS DocTalk wishes to utilize ACTFIT's web site whereby Internet customers will gain access to DocTalk's Web Site;

    NOW THEREFORE in consideration or these presents, the mutual covenants herein contained and other good and valuable consideration, the parties agree as follows:

1.  Web cite Linkage
    ----------------

    (1) DocTalk agrees to permit ACTFIT at ACTFIT's sole expense to link the ACTFIT Web Site to the DocTalk Web Site. Such link will be implemented through a web page on the ACTFIT web site which consists of a frame designed by ACTFIT (the "Frame") in which is displayed the content of the DocTalk Web Site (the "DocTalk Content"), referred to collectively in this agreement as the "Web Site Linkage";
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    (2)  ACTFIT will set up a graphical button (the "Button") on ACTFIT's web page that directs visitors to the ACTFIT Web Site to the Web Site Linkage. The design and content of the Button shall be mutually agreed to by the Parties hereto;

    (3) The Content shall contain a discount number whereby third party Internet customers will receive a Customer discount of not less than Five Percent (5%) on DocTalk services purchased through use of the discount number. DocTalk agrees that the discount number and DocTalk's telephone number will be visible to third party Internet customers while in the home page of the Framed Content;

    (4) ACTFIT will also include textual hyperlinks to the Web Site Linkages in any channel of the ACTFIT Web Site relating to medicine, health, fitness, wellness or other related topics;

    (5) The Frame will include banner advertisements. ACTFIT will be responsible for obtaining and serving banner advertisements in the Frame. Such banner advertisements shall not contain any content which is lewd, pornographic, sexually suggestive or promotes any activity illegal if performed within the borders of the United States of America;

2.  Maintenance. Updates and Amendments
    -----------------------------------

    (1) In co-operation with ACTFIT, DocTalk shall be responsible at its expense for maintaining the Content

    (2)  ACTFIT in its sole discretion, may change or modify Frame at any time;

3.  DocTalk's Web Site
    ------------------

    (1) DocTalk and not ACTFIT is solely responsible for the merchantability of all goods and services and the accuracy of all .information that it provides on DocTalk's Web Site and DocTalk and not ACTFIT is solely responsible for the accuracy, completeness, usefulness, quality or availability of any goods, services, or information on DocTalk's Web Site. DocTalk is also responsible for handling any complaints that may arise in relation to such goods, services, or information. If ACTFIT receives any complaints, it shall forward them to DocTalk for processing and reply;

    (2) ACTFIT reserves the right to put a disclaimer on ACTFIT's Web Site to the effect that ACTFIT does not warrant or endorse the accuracy or merchantability of information, goods or services on the DocTalk Web Site;
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    (3)  DocTalk agrees that its use of ACTFIT's Web Site is solely at its own risk, and acknowledges that ACTFIT operates and provides the ACTFIT Web Site on a "as is", "as available" basis without warranties of any kind, either express or implied, unless such warranties are legally incapable of exclusion in which case ACTFIT's liability shall be limited to the sum of $1,00.00;

    (4) It is DocTalk's responsibility that all photographs, video, sound bites. graphics and printed information on the DocTalk Web Site do not violate any copyright, trademark, patent, privacy laws, or other laws;

    (5) DocTalk and not ACTFIT is responsible for all claims, including negligence, actions, causes of action, damages, costs, that may directly or indirectly arise in relation to any information, goods or services on DocTalk's Web Site;

4.  ACTFIT's WebSite
    ----------------

    (1) Excluding the goods and services of DocTalk offered through the Web Site Linkage, (i) ACTFIT and not DocTalk is solely responsible for the merchantability of all goods and services and the accuracy of all information that it provides on ACTFIT's Web Site and (ii) ACTFIT and not DocTalk is solely responsible for the accuracy, completeness, usefulness, quality or . availability of any goods, services, or information on ACTFIT's Web Site. ACTFIT is also responsible for handling any complaints that may arise in relation. to such goods, services, or information. If DocTalk receives any complaints, it shall forward them to ACTFIT for processing and reply;

    (2) ACTFIT agrees that its use of DocTalk's Web Site is solely at its own risk, and acknowledges that DocTalk operates and provides the DocTalk Web Site and Content on an "as is", "as available" basis without warranties of any kind, either express or implied, unless such warranties are legally incapable of exclusion in which case DocTalk's liability shall be limited to the sum of $1,000.00;

    (3) It is ACTFIT's responsibility that all photographs, video, sound bites, graphics and printed information on its WO Site do not violate any copyright, trademark. patent privacy laws, or other laws;

    (4) ACTFIT and not DocTalk is responsible for all claims, including negligence, actions, causes of action, damages, costs, that may directly or indirectly arise in relation to any information, goods or services on ACTFIT's Web Site;
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5.  Non-Solicitation
    ----------------

    (1) DocTalk agrees not to solicit, contact, e-mail or send flyers, catalogues or any other form of material, mail or communication to any of the Internet Customers of ACTFIT directly or indirectly or in any manner whatsoever save and except contact necessitated by customer complaints, enquiries regarding information supplied, warranties, product or service use or application. This clause shall survive the termination of this Agreement for a period of 1 year. "Internet Customers of ACTFIT" means those Internet customers who access DocTalk's Web Site via ACTFIT's Web Site, excluding those Internet customers who purchase or have purchased the DocTalk service;

6.  Confidentiality
    ---------------

    (1) DocTalk agrees to treat all information, pricing, commissions, accounting methods, ACTFIT's Web Page; Web Site Linkage and Web Site set up and ACTFIT's Internet Customer particulars as confidential and agrees that ACTFIT's Internet Customer particulars are proprietary to ACTFIT and DocTalk agrees not to divulge any of the foregoing to any third party except as required by law;

7.  Liability
    ---------

    (1) Under no circumstances, including negligence, shall ACTFIT, its offices, agents or anyone else involved in creating, producing or distributing the Web Site Linkage be liable to DocTalk for any direct, indirect, incidental, special or consequential damages that result from the use of or inability to use the Web Site Linkage or any information, products or services provided therein, or that results from mistakes, omissions, interruptions, disruptions, malfunctions, deletion of files, errors. defects, delays in operation, or transmission or any failure of performance, whether or not limited to acts of God, communication failure, theft, destruction or unauthorized access to ACTFIT's records, programs or services.

    (2) Under no circumstances, including negligence, shall DocTalk, its offices, agents or anyone else involved in creating, producing or distributing the DocTalk Web Site be liable to ACTFIT for any direct, indirect, incidental, special or consequential damages that result from the use of or inability to use the DocTalk Web Site or any information, products or services provided therein, or that results from mistakes, omissions, interruptions, disruptions, malfunctions, deletion of files, errors. defects, delays in operation, or transmission or any failure of performance, whether or not limited to acts of God, communication failure, theft, destruction or unauthorized access to DocTalk's records, programs or services.
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                                      -5-

8.  Lawful Purpose
    --------------

    (1) DocTalk may only use ACTFIT's Web Site Linkage and Home Web Page for lawful purposes. Use of any information in violation of any law is prohibited. This includes, but is not limited to copyrighted material, trademarks, patents, material legally judged to be threatening or obscene, or material protected by trade secrets.

9.  Indemnification
    ---------------

    (1) Both Parties herein agrees that it shall defend, indemnify, save and hold the other Party; its agents, officers, directors, shareholders and employees or assigns, harmless from any and all demands, liabilities, losses, costs and claims, including solicitor's fees and disbursements (upon a solicitor and own client basis) asserted against such Party, its agents, its customers, servants, officers and employees, that may arise or result from any service provided or performed or agreed to be performed, information. provided or any product sold by a Party, its agents, employees or assigns. Without limiting the generality of the foregoing, each Party agrees to defend, indemnify and hold harmless the other Party against liabilities arising out of any of the following:

         (1) any injury to person or property caused by any information provided, products or services, sold or otherwise distributed in connection with this Agreement;

         (2) any material or information supplied by a Party to the other infringing on the proprietary rights of a third party;

         (3)   copyright and patent infringement; and

         (4) any defective product or service or misinformation which a Party provided to the other in connection with this Agreement;

         (5)   breach of any law.

10. Assignment
    ----------

    This Agreement may not be assigned without the consent in writing of the parties hereto.

11. Term and Termination
    --------------------

    (1) The term of this Agreement is 1 year and shall automatically be renewed from year to year unless terminated as herein provided;

    (2) Upon termination, as aforesaid, ACTFIT shall remove DocTalk from the Web Site Linkage.

    (3) Either Party may terminate this Agreement for any reason upon not less than ten (10) calendar days written notice to the other Party.
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12. General Provision
    -----------------

    (1) The Agreement may not be modified unless agreed to in writing by both parties. No waiver of any of the provisions of this Agreement shall be deemed to constitute a waiver of any other provisions (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided for in writing duly executed by the parties;

    (2) Headings are inserted for convenience purposes only and do not constitute a part of this Agreement;

    (3) Each Party shall be responsible for fully indemnifying the other Party from and against all costs and expenses, including legal fees and disbursements (upon a solicitor and own client basis), incurred by the other Party in connection with any legal or other proceedings brought by the other Party in enforcing the terms of this Agreement;

    (4) This Agreement shall be governed by the laws of the Province of Ontario and federal Canadian laws where applicable;

    (5) Both parties agree that this Agreement may be validly executed by means of transmission of signed facsimile;

    (6) This Agreement constitutes the entire agreement between the parties and supersedes all prior written or oral agreement, representations and other communications between the parties relating to the subject matter of this Agreement;

    (7) The parties agree that, if any portion of this Agreement is held invalid or unenforceable, that portion will be construed consistent with applicable law as nearly as possible to reflect the original intentions of the patties, and the remaining portions will remain in full force and effect;

    (8)  Time shall be of the essence.

13. Currency
    --------

    (1) All references in this Agreement to monetary amounts, unless indicated to the contrary, are in United States dollars.

14. Notices
    -------

    (1) Any notice, demand, or other communication required or permitted to be given to any party hereunder shall be given in writing and addressed as noted above;
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    (2)  Any such notice shall be deemed to be sufficiently given if personally delivered or sent by facsimile transmission, and in each case shall be deemed to have been received by the other party on the same day on which it was delivered or sent by facsimile transmission.

    (3) Any such notice that is mailed by prepaid registered post addressed to the party at the address above noted or at such other then current address as is specified by notice shall be deemed to have been received on the 3rd day following the day of mailing.

15. Successors
    ----------

    (1) This Agreement is binding on the parties hereto and their successors and permitted assigns.

16. Survival
    --------

    (1) Any terms which by their nature are intended to survive the termination of this agreement shall continue in full force and effect after termination, which terms shall include, but not be limited to, any terms dealing with confidentiality, limitation of liability, indemnification or proprietary rights;

17. English Language
    ----------------

    (1) It is the express wish of the parties that this Agreement and any related documents be draw up and executed in English. Les parties conviennent que la presente convention et tous les documents s'y rattachant soient rediges et signes en anglais.

18. Revenue Share
    -------------

    (1) DocTalk agrees to pay ACTFIT a referral fee in the amount of fifteen percent (15%) of the Adjusted Gross Revenue, which revenue shall be paid to ACTFIT monthly;

    (2) "Adjusted Gross Revenue" means revenue after the calculation of the said Customer discount referred to in clause 1(2) collected by DocTalk from customers who purchase the DocTalk service in conjunction with the use of the discount number less applicable sales taxes, refunds, credit card charge backs and bad debt;

    (3) DocTalk shall include with each monthly payment a signed certificate by its financial officer confirming the accurate calculation of the payment to ACTFIT;
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19. Termination
    -----------

    (1) In the event that this Agreement is terminated, the said referral fee payments shall be payable up to and including the date of termination.

    (2) ACTFIT will pay DocTalk fifty percent (50%) of the revenues collected by ACTFIT from the sale of banner advertisements displayed in the Frame.

20. Default
    -------

    (1) DocTalk shall be in default of this Agreement if DocTalk breaches any covenant herein including the covenant to pay the referral fees on a timely basis and if there is any material discrepancy in the determination of the said gross revenue payments.

21. Records
    -------

    (1) DocTalk agrees to keep full. accurate and complete records and books of account relating to its operation under this Agreement for the accurate determination of gross revenues be made under this Agreement. Upon not less than ten (10) days calendar notice by ACTFIT all of the records and books of account of DocTalk necessary for the determination of the gross revenue payments to be made shall be open during business hours during the term of this Agreement for inspection and audit by an independent third party authorized by ACTFIT to ascertain the accuracy of the gross revenue payments made by DocTalk. ACTFIT's authorized agents shall be entitled to make notes and copies of any information contained in the records and accounts applicable to the gross revenue payment obligation, provided that such information is not disclosed to any party other than ACTFIT.

    In witness whereof the parties have signed this Agreement effective the date above written.



Authorized Signature of DocTalk           Authorized Signature of ACTFIT


/s/ Dale L. Hutchins                      /s/ Rodger Campbell
-------------------------------           ------------------------------
Dale L. Hutchins                          Rodger Campbell
                                          Vice President and C.O.O.